Exhibit 23.4



                             Mantyla McReynolds, LLC
                                    The CPA.
                       Never Underestimate The Value.(sm)

            Consent of Independent Registered Public Accounting Firm



Ladies and Gentlemen:


We consent to the use in Amendment No. 2 to Form SB-2/A Registration Statement covering the registration of 6,236,132 shares of common stock, (File No. 333-126721) under the Securities Act of 1933, as amended, of Playlogic Entertainment, Inc. (formerly known as Donar Enterprises, Inc.) (a Delaware corporation and a development stage company) of our Report of Registered Independent Public Accounting Firm dated March 20, 2004 related to the balance sheet of Donar Enterprises, Inc. as of December 31, 2003 and the related statements of operations and comprehensive loss, changes in shareholders' equity and statements of cash flows for the year ended December 31, 2003 and for the period from May 25, 2001 (date of inception) through December 31, 2003, respectively, accompanying the financial statements contained in such Amendment No. 2 to Form SB-2/A Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                      /s/ MANYTLA MCREYNOLDS
                                      Mantyla McReynolds, LLC
                                      Certified Public Accountants


Salt Lake City, Utah
September 14, 2005



     5872 South 900 East, Suite 250 Salt Lake City, Utah 84121 (801) 269-1818 Fax (801) 266-3481